SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2003

BIOGEN, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-12042	04-3002117

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, MA	02142

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	The Registrant’s Press Release dated October 28, 2003.

     This press release is being furnished pursuant to Item 12 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 12. Disclosure of Results of Operations and Financial Condition.

     The attached press release includes information with respect to the Registrant’s operating earnings, operating earnings per share, operating net income and other operating results, all of which are non-GAAP financial measures. Management utilizes these non-GAAP financial measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Registrant. Management believes that these measures provide useful information to investors regarding the Registrant’s financial condition and results of operations because they exclude non-operational and unusual activities or transactions that are not necessarily relevant to an understanding of the Registrant’s business or the prospects for the Registrant’s future performance.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN, INC. (Registrant)

Date: October 28,2003	/s/ Anne Marie Cook

Anne Marie Cook Vice President, Chief Corporate Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	The Registrant’s Press Release dated October 28, 2003.